SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported)July 22, 2003 (July 16, 2003)


                     SEACOAST BANKING CORPORATION OF FLORIDA
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               (Exact Name of Registrant as Specified in Charter)


         Florida                         1-13660              59-2260678
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(State or Other Jurisdiction           Commission            (IRS Employer
    of Incorporation)                 File Number           Identification No.)



815 Colorado Avenue, Stuart, FL                          34994
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(Address of Principal Executive Offices)               (Zip Code)



   Registrant's telephone number, including area code (772) 287-4000
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                                   8K - 1 of 4

                     SEACOAST BANKING CORPORATION OF FLORIDA


Item 7.           Financial Statements and Exhibits



 Exhibit Number              Description
-----------------  ----------------------------------------------------------
       99.1 Press Release dated July 16, 2003 with respect to Seacoast Banking Corporation of Florida's financial results for the second quarter ended June 30, 2003.

       99.2 Press Release dated July 18, 2003 with respect to a clarification of the Stock Split and a 30% increase in cash dividends.



Item 9.           Regulation FD Disclosure

Seacoast Banking Corporation of Florida (the "Registrant") is furnishing the information required by Item 12 of Form 8-K, "Results of Operations and Financial Condition," under this Item 9.

In a press release on July 16, 2003, the Registrant announced its financial results for the second quarter ended June 30, 2003, that the Board of Directors had voted to approve a stock split and distribute on August 15, 2003 one additional share of Seacoast common stock for every 10 shares held by shareholders of record as of the close of business on August 1,2003 and that it had increased the common stock dividend by 30%. The regular quarterly dividend after the issuance of the stock dividend will increase to $0.13 from the split adjusted $0.10 per share paid in the second quarter. The indicated annual rate will increase to $0.52. The dividend is payable on September 30, 2003 to shareholders of record on September 16, 2003. Copies of the press releases are attached hereto as Exhibit 99.1, and 99.2 and are incorporated herein by reference.

On July 17, 2003, the Registrant held an investor conference call to discuss financial results for the second quarter ended June 30, 2003. All information contained herein is presented as of July 17, 2003, and the Registrant does not assume any obligation to correct or update said information in the future.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SEACOAST BANKING CORPORATION OF FLORIDA
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(Registrant)


Dated:   July 22, 2003               By:  /s/ William R. Hahl
       -------------------               -----------------------
                                         Name: William R. Hahl
                                         Title:  Executive Vice President & CFO


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